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                                                                   EXHIBIT 10.15

                    SECOND AMENDMENT TO MANAGEMENT AGREEMENT


     This Second Amendment ("Amendment") is made as of October 6, 1997 between Carson Products Company, a Delaware corporation ("CPC") and AM Cosmetics, a Delaware corporation ("AMC"). This Amendment is made with reference to that certain Management Agreement dated June 26, 1996, between AMC and CPC ("Management Agreement"), an amended by a First Amendment to Management Agreement dated as of June 1, 1997. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Management Agreement.

     WHEREAS, CPC has agreed in the Management Agreement to provide certain management services for and on behalf of AMC; and

     WHEREAS, the compensation to be paid by AMC to CPC for the management services is to be a percentage of AMC's Net Sales; and

     WHEREAS, CPC and AMC desire to amend the Management Agreement to provide the compensation to be paid by AMC to CPC for the management services will be, as of January 1, 1998, a flat fee instead of a percentage of AMC's Net Sales.

     NOW, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree an follows:

                              SECTION 1. AMENDMENT

          1.1 Section 5 "Compensation of "CPC" of the Management Agreement is hereby amended as follows:

          The following new paragraph is to be inserted at the end of the first paragraph in Section 5:

          "Notwithstanding anything contained in this Section 5 to the contrary, CPC and AMC agree that commencing January 1, 1998 the compensation to be paid by AMC to CPC shall changed from a percentage of AMC's Net Sales to a flat fee of $25O,000 per year payable quarterly in arrears."

          SECTION 2. RATIFICATION OF AGREEMENT

          2.1 Except to the extent expressly set forth herein, this Amendment shall not constitute a release of, consent to or waiver of any other provision, term or condition of the Management Agreement. Except as herein amended, the Management Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.
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          SECTION 3.  COUNTERPARTS AND EFFECTIVENESS

          This Amendment may be executed in any number of counterparts, and al such counterparts taken together shall be deemed to constitute one and the same Instrument. Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals. SignatureS may be by facsimile.


          This Amendment shall become effective as of the date hereof upon the execution of the counterparts hereof by CPC and AMC.

          SECTION 4.     GOVERNING LAW

          This Amendment shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to the principles of conflict of law.

     Witness the execution hereof by the respective duly authorized officers of the undersigned as of the date first above written.


                                    CARSON PRODUCTS COMPANY

                                    by:  /s/ Dr. Leroy Keith
                                         ----------------------
                                         Name:  Dr. Leroy Keith
                                         Title: Chairman and
                                                   C.E.O.

                                    AM COSMETICS, INC.

                                    by:  /s/ J.M. Lewis
                                         ----------------------------
                                         Name:  J.M. Lewis
                                         Title: Senior Vice President

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